EXHIBIT 1.0

                             UNDERWRITING AGREEMENT

                               GEORGE K. DOUMANIS
                        CREATIVE CAPITAL MANAGEMENT CORP.
                                  595 ROUTE 25A
                                    SUITE 1C
                          MILLER PLACE, NEW YORK 11764


Nicholas J. Seccafico, Jr., Chief Executive Officer
Pathfinder Business Resources, Inc.
33 Eleventh Avenue
Huntington Station, New York 11746

Re: Underwriter's Agreement regarding Creative Capital Management Corp. and Pathfinder Business Resources, Inc.

Gentlemen:

         Pathfinder Business Resources, Inc., a New York corporation (the "Company"), of 33 Eleventh Avenue, Huntington Station, New York 11746, hereby confirms its agreement with Creative Capital Management Corporation ("Creative"), of 595 Route 25A, Suite 1C, Miller Place, New York 11764 for use of the services and facilities of Creative for purposes of underwriting the Company's public offering on the following terms and conditions:

         Company's offering is a Best Efforts mimimum offering of 100,000 common shares at an initial public offering price of $2.50 per share with a maximum offering of 300,000 common shares at an initial public offering price of $2.50 per share with all funds derived from the sales to be deposited with an escrow agent listed herein.

                                    SECTION I

                            DESCRIPTION OF SECURITIES

        The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date, will be as set forth in the Registration Statement and Prospectus. The Company proposes to issue through Creative a minimum of 100,000 shares and a maximum of 300,000 common shares of the Company's $.001 par value common stock.

                                   SECTION II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        2.01 Registration Statement and Prospectus. A Registration Statement on Form SB-2 (the "Registration Statement") with respect to the shares, including the related Prospectus, copies of which have heretofore been delivered by the Company to Creative, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission.

         2.02 Accuracy of Registration Statement and Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Stock, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and to the best of the Company's knowledge has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

         2.03 Financial Statements. The Company is a development stage company and as of July 31, 2000 had limited working capital of $449,104.00. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus will present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply.

         2.04 Independent Public Accountant. Baron & Baron, which has certified or shall certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the rules and regulations.

         2.05 No Material Adverse Change. Subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, (i) there shall not be any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the prospectus; (iv) there shall not have been nor will there be any change in the capital stock or long-term debt of the Company (except current payments); and (v) the Company has not and will not have paid or declared any dividends or other distributions on its common stock.

         2.06 No Defaults. The Company is not in any default which has not been waived in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company.

        2.07 Incorporation and Standing. The Company is and at the Closing Date will be duly incorporated and validly existing in good standing as a corporation under the laws of the State of New York with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement.

         2.08 Legality of Outstanding Stock. The outstanding common stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and will conform to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration provisions of the Securities Act of 1933.

         2.09 Legality of Stock and Warrants. The Stock and Warrant Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable.

         2.10 Litigation. Except as set forth in the Registration Statement and Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company.

         2.11 Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding and legally enforceable obligation of the Company.

                                    SECTION 3

                         PURCHASE AND SALE OF THE STOCK

        3.01 General and Commission. Company is offering to the public 300,000 shares of common stock at an initial public offering price of $2.50 per share. Company agrees to a 10% commission on all shares sold by Creative, the underwriter herein for a minimum of $25,000.00 in the event only 100,000 shares are sold and a maximum of $75,000.00 in the event all 300,000 shares are sold.

         3.02 Public Offering Price. After the Commission notifies the Company that the Registration Statement has become effective, Creative shall offer the Stock to the public at a public offering price of $2.50 per share as set forth in the Prospectus.

         3.03 Underwriter's Expense Allowance. It is understood that the Company shall reimburse Creative for its expenses on a nonaccountable basis in the amount of 3% of the gross proceeds from the offering which means $7,500.00 to Creative if the minimum is sold and $15,000.00 if the maximum is sold.

         3.04 Non-Refundable Fee. The Company as additional consideration shall pay Creative, an up-front fee of $15,000.00. In the event of termination of this Underwriting Agreement Creative agrees to account to Company all expenses concerning the $15,000.00 and to return to Company any unused portion of the fee.

         3.05 Consulting Agreement. Company and Creative shall enter into a one year consulting agreement whereby Creative shall provide to Company consulting services. The aggregate fee due Creative for such consulting services shall be an amount equal to two (2%) percent of the gross proceeds of the offering and shall be paid in full upon the closing date of the offering. A separate consulting agreement has been prepared and entered into by the parties hereto.

         3.06 Payment for Stock. Payment for sales of stock shall be made by Creative to an escrow account with Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, New York 10004.

         3.07 Underwriters Warrants. Company agrees to sell Creative at the closing of the offering one (1) warrant to purchase one (1) share of Company's common stock for every ten (10) shares of common stock sold by Creative in the offering. The Underwriters warrant shall not be transferable for a period of One
(1) year after the effective date of the Registration Statement except to other underwriters, selling group members and/or officers or partners. The warrant shall have a term of Five (5) years and shall be exercisable at $3.00 per share and shall have such registration rights as are provided in the Underwriting section of the Prospectus. A more detailed Underwriter's Warrant has been prepared between Company and Creative and is incorporated by reference hereto.

                                    SECTION 4

                            COVENANTS OF THE COMPANY

         4.01 Blue Sky. The Company agrees to use reasonable efforts to qualify the stock being offered for sale under the so-called Blue-Sky laws of the States of Connecticut, Florida, Georgia, Illinois, New Jersey, New York and for other states to be mutually agreed upon. The fees and expenses associated with compliance with the Blue Sky laws of the states above listed shall be paid by Company and shall consist of $500.00 per Blue Skyed State for an initial retainer of $5,000.00 plus an additional $1,000.00 in expenses for state filing fees. Fees and Costs for additional states to be Blue Skyed shall be considered additional fees to be negotiated by Company with Counsel. Any other states requiring Blue Sky registration may be added as from time to time required by Company or Creative after consultation.

         4.02 Financial Statements. The Company at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Stock may be qualified.

         4.03 Reports and Financial Statements to Underwriter. The Company shall deliver to Creative all financial information, including but not limited to all annual reports as well as copies of all other statements, documents or other information which the Company shall mail or otherwise make available to any class of its security holders or shall file with the commission.

         4.04 Preparation and Filing of Amendments and Supplements. The Company will prepare and file promptly with the Commission, upon request of Creative, such amendments or supplements to Registration Statement or Prospectus, as from time to time may be necessary in connection with the offering or distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible.

         4.05 Application of Proceeds. The Company will apply the net proceeds from the sale of the Stock substantially in the manner set forth in the Registration Statement and Prospectus.

                                    SECTION 5

                                INDEMNIFICATIONS

         5.01 Indemnification By Company. The Company agrees to indemnify and hold harmless Creative and each person who controls any underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Stock under the Blue Sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         5.02 Indemnification by Creative. Creative severally agrees, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus or any application or other document filed in any state or jurisdiction in order to qualify the Stock under the blue sky or securities laws thereof, if such statement or omission was made in reliance upon information peculiarly within Creative's knowledge and furnished in writing to the Company by Creative on its behalf specifically for use in connection with the preparation thereof or supplement thereto.

                                    SECTION 6

                            EFFECTIVENESS OF CONTRACT

         This Contract shall become effective upon release by Creative of the Stock for offering after the effective date.

                                    SECTION 7

                   CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS

         Creative's obligations hereunder to act as agent for the sale of the shares and to make payment to the Company hereunder on the Closing Date of the offering shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the performance of the Company of all of its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:

         7.01 Effectiveness of Registration Statement. The Registration Statement shall have become effective on or prior to__________________, 2000, or such later date as the Company and Creative agree to.

         7.02 Accuracy of Registration Statement. Creative shall not have disclosed in writing to the Company that the Registration Statement of Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact, which in the opinion of Creative's counsel is material.

         7.03 Casualty and Other Calamity. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity.

         7.04 Litigation and Other Proceedings. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency wherein an unfavorable ruling, decision or finding would materially adversely affect the business of the Company considered as an entity.

         7.05 Tender of Delivery of Stock. All of the Stock being offered by the Company and the Warrants being purchased from the Company by the Underwriter shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

         7.06 Blue-Sky Qualification. The Stock shall be qualified in such states as the Company and Creative determine, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                                    SECTION 8

                                   TERMINATION

        8.01 In General. This Agreement shall be for a period of 60 days from the effective date of the Registration Statement and shall automatically terminate on its own terms based upon the inability to sell a minimum of 100,000 common shares within the offering period, in which case all funds raised shall promptly be reimbursed directly to the purchasers or upon sale of the requisite number of shares between 100,001 common shares and 300,000 common shares, the authorized maximum.

         8.02 Renewal. This Agreement shall be subject to renewal at the end of 60 days upon the Company and Creative executing a duly authorized document extending the termination date.

         8.03 Effect of Termination. Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of one party thereto. Company shall be obligated to pay its own costs and expenses.

                                    SECTION 9

                  UNDERWRITERS' REPRESENTATIONS AND WARRANTIES

        Creative represents and warrants to and agrees with the Company that:

         9.01 Registration as Broker-Dealer and Member of NASD. Creative is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in all states in which it conducts business and is a member in good standing of the National Association of Securities Dealers, Inc.

         9.02 No Pending Proceedings. There is not now pending or threatened against Creative any action or proceeding of which it has been advised , either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning its activities as a broker or dealer, nor has Creative been named as a "cause" in any such action or proceeding.

                                   SECTION 10

                                     NOTICE

         Except as otherwise expressly provided in this Agreement:

         10.01 Notice to the Company. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

Nicholas Seccaficco
Chief Executive Officer
Pathfinder Business Resources, Inc.
33 11th Avenue
Huntington Station, New York 11746

         10.02 Notice to the Underwriter. Whenever notice is required by the provisions of this Agreement to be given to Creative, such notice shall be given in writing addressed to Creative at the address below:

George Doumanis
Creative Capital Management Corp.
595 Route 25A
Suite 1C

Miller Place, New York 11764

                                   SECTION 11

                                  MISCELLANEOUS

         11.01 Benefit. This Agreement is made solely for the benefit of Creative and the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         11.02 Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement shall survive and remain in full force and effect.

         11.03 Modification. This Agreement may only be modified by an instrument in writing duly executed by the Company's authorized representative and Creative and its authorized representative.

         11.04 Entire Agreement. This Agreement contains the entire understanding among Company and Creative and there exist no other oral or written agreements which may amend or change this Agreement.

         11.05 Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of New York.

         11.06 Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the Agreement between Company and Creative and if so then please affirm your agreement hereto by placing your signatures below.

ATTEST:

                                               By:_______________________
                                                  Nicholas Seccaficco
_______________________                           Chief Executive Officer
Secretary                                         Pathfinder Business Resources

WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND CREATIVE


                                                 By:________________________
                                                    George Doumanis
                                                    Creative Capital Management
                                                    Corporation

                                   EXHIBIT 1.1

                         FINANCIAL CONSULTING AGREEMENT

                       PATHFINDER BUSINESS RESOURCES, INC.
                               33 ELEVENTH AVENUE
                       HUNTINGTON STATION, NEW YORK 11746

Creative Capital Management Corp.                                   _____, 2000
595 Route 25A
Suite 1C
Miller Place, NY 11764

Gentlemen:

         In connection with an initial public offering ("IPO") of Pathfinder Business Resources, Inc. (the "Company"), which offering is being underwritten by Creative Capital Management Corp. ("Creative") the following sets forth our understanding with respect to Creative providing financial advisory services for the Company.

         1. For a period of one (1) year commencing on the date hereof, Creative will render financial consulting services to the Company as such services shall be required but in no event shall such services require more than two business days per month. Your services shall include the following:

            (a) to advise and assist in matters pertaining to the financial requirements of the Company and to assist, as and when required, in formulating plans and methods of financing;

            (b) to prepare and present financial reports required by us and to analyze proposals relating to obtaining funds for our business, mergers and/or acquisitions;

            (c) to assist in our general relationship with the financial community including brokers, stockholders, financial analysts, investment bankers, and institutions;

            (d) to assist in obtaining financial management, and technical and advisory services, and financial and corporate public relations, as may be requested or advisable; and

            (e) to advise and assist the Company regarding shareholder relations including the preparation of the annual report and other releases.

         2. All services required to be performed hereunder shall be requested by the Company in writing and upon not less than seven business days notice, unless such notice is waived by you. Such notice shall be to the address specified above or to such other place as you shall designate to us in writing.

         3. For Creative's services to be performed hereunder, and for Creative's continued availability to perform such services, the Company will pay Creative a fee in an amount equal to two (2%) percent of the gross proceeds of this offering (including the Over-Allotment Option) for services for one (1) year from the date hereof which sum is payable in full in advance at each closing date of the IPO. Further, we will reimburse Creative for such reasonable out-of-pocket expenses as may be incurred by Creative on the Company's behalf, but only to the extent authorized by the Company in writing.

         4. This Agreement has been duly approved by the Company's Board of Directors.

         5. Creative shall have no authority to bind the Company to any contract or commitment, inasmuch as Creative's services hereunder are advisory in nature.

         6. Creative will maintain in confidence all proprietary, non-published information obtained by Creative with respect to the Company during the course of the performance of Creative's services hereunder and Creative shall not use any of the same for its own benefit or disclose any of the same to any third party, without the Company's prior written consent, both during and after the term of this Agreement.

         7. This Agreement shall not be assignable by either party without the other party's prior written consent.

         8. This Agreement shall be binding upon, and shall inure to the benefit of the Company's and Creative's respective successors and permitted assigns.

         9. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws of such State.

         Please signify your agreement to the foregoing by signing and returning to us the enclosed copy of this Agreement which will thereupon constitute an agreement between us.

                                        Very truly yours,

                                        PATHFINDER BUSINESS RESOURCES, INC

                                        BY_____________________________________
                                          Nicholas J. Seccafico, Jr., President

Agreed and Consented to:

CREATIVE CAPITAL MANAGEMENT CORP.


BY____________________________________
          George K. Doumanis

                                  EXHIBIT 1.2

                                ESCROW AGREEMENT

                       ESCROW AGREEMENT (PUBLIC OFFERING)

         AGREEMENT made as of the ____ day of _______, 2000 by and between the Issuer whose name and address appear on the Information Sheet (as defined herein) attached to this Agreement, the Underwriter whose name and address appear on the Information Sheet and Continental Stock Transfer & Trust Company with an address at 2 Broadway, 19th Floor, New York, New York 10004 (the "Escrow Agent").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Underwriter proposes to offer the Securities, as agent for the Issuer, for sale pursuant to Form SB-2 Registration Statement (File No. 333-____), on a "best efforts, all or none" basis with respect to the Minimum Securities Amount and Minimum Dollar Amount and at the price per share all as set forth on the Information Sheet;

         WHEREAS, the Issuer proposes to establish with the Escrow Agent an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Underwriter in connection with such public offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, the Escrow Agent has an agreement with Chase Manhattan Bank or such other bank as selected by the Escrow Agent and reasonably acceptable to the Issuer and the Underwriter to establish a special bank account (the "Bank Account") into which the subscription monies, which are received by the Escrow Agent from the Underwriter and credited to the Escrow Account, are to be deposited;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

         2. Establishment of the Bank Account.

            2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Chase Manhattan Bank or such other bank as selected by the Escrow Agent and reasonably acceptable to the Issuer and the Underwriter, and bearing the title set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, cash or wire transfers) which are received by the Underwriter from prospective purchasers of the Securities and are delivered by the Underwriter to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

            2.2 The Offering Period, which shall be deemed to commence on the date set forth in the Issuer's Prospectus to be supplied to the Escrow Agent and to terminate on the date set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date, the Underwriter shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

         3. Deposits to the Bank Account.

            3.1 The Underwriter shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks, cash, or wire transfers. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "Continental Stock Transfer & Trust Company, Escrow Agent f\b\o "Pathfinder Business Resources, Inc." Any check payable other than to the Escrow Agent as required hereby shall be returned to the Underwriter, by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

            3.2 Promptly after receiving subscription monies as described in
Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts." The Escrow Agent shall cause Chase Manhattan Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Underwriter shall inform the Escrow Agent in writing of the name and address of the prospective purchaser, the amount of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively the "Subscription Information").

            3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers and cash representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

            3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, cash or wire, except during the Escrow Agent's regular business hours.

            3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund."

            3.6 If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer.

         4. Disbursement from the Bank Account.

            4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Dollar Amount or the Minimum Securities Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Underwriter of its distribution of the Fund.

            4.2 Subject to Section 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund is at least equal to the Minimum Dollar Amount and represents the sale of not less than the Minimum Securities Amount, the Escrow Agent shall promptly notify the Issuer and the Underwriter of such fact in writing. The Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instruction in writing signed by the Issuer and the Underwriter as to the disbursement of the Fund, promptly after it receives such instructions. In the event that cleared funds exceed the Minimum Dollar Amount, the Issuer may close on such excess funds when it closes on the Minimum Dollar Amount or opt to close on such excess funds at a later date or dates. Such closing(s) may take place by mutual agreement of the Issuer and the Underwriter any time during or after the Offering Period, as, and if, extended.

            4.3 If the Escrow Agent or the Underwriter has on hand at the close of business on the Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount, and result in the Fund representing the sale of the Minimum Securities Amount, the Collection Period (consisting of the number of business days set forth on the Information Sheet) shall be utilized to allow such uncollected amounts to clear the banking system. During the Collection Period, the Underwriter shall not deposit, and the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts as were received by the Underwriter by the close of business on the Termination Date may be deposited with the Escrow Agent by noon of the next business day following the Termination Date. If at the close of business on the last day of the Collection Period an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the sale of the Minimum Securities Amount shall not have cleared the banking system, the Escrow Agent shall promptly notify the Issuer and the Underwriter in writing of such fact and shall promptly return all amounts then in the Fund, and any amounts which thereafter clear the banking system, to the prospective purchasers as provided in Section 4.1 hereof.

            4.4 Upon disbursement of the Fund pursuant to the terms of this
Article 4, the Escrow Agent shall be relieved of all further obligations and relieved from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

         5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

            5.1 The Escrow Agent shall notify the Underwriter and the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

            5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

            5.3 The Escrow Agent shall not be required to accept from the Underwriter any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, cash, or wire transfers meeting the requirements of section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Underwriter except as to the names, addresses and amount of such payments; however, the Escrow Agent shall notify the Underwriter promptly of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

            5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Underwriter any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

            5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

            5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any such court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

            5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

            5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

         6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the parties hereto. The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by both the Company and the Underwriter, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer and the Underwriter. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (I) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction. Without limiting the provisions of
Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

         7. Representations and Warranties. The Issuer and the Underwriter hereby individually represent and warrant to the Escrow Agent that:

            7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

            7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

            7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

            7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

         8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including but not limited to, reasonable counsel fees. Upon receipt of the Minimum Dollar Amount, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

         9. Indemnification and Contribution.

            9.1 The Issuer (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

            9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

             9.3 The provisions of the Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

         10. Participating Broker/Dealers.

             The Underwriter will notify the Escrow Agent of the names of any participating broker/dealers other than the Underwriter and the Escrow Agent is authorized to accept subscription payments from such broker/dealers and/or their customers.

         11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer, which consent shall not be unreasonably withheld or delayed.

         12. Notices. All notices required to be given in connection with this Agreement shall be (a) delivered by hand or by facsimile (with confirmation of receipt, or (b) sent by registered or certified mail, or by the Express Mail service offered by the United States Post Office with proper postage prepaid, and addressed as follows:

If to the Issuer, to:

         Pathfinder Business Resources, Inc.
         33 Eleventh Avenue
         Huntington Station, New York 11746
         Phone: (516) 423-8280
         Fax:   (516) 423-8286

         If  to the Underwriter, to:

         Creative Capital Management Corp.
         595 Route 25A
         Suite 1C
         Miller Place, NY 11764
         Phone: 631-744-0190
         Fax:   631-744-8266

If to the Escrow Agent, to:

         Continental Stock Transfer & Trust Company
         2 Broadway
         New York, N.Y. 10004
         Attention: Trust Department
         Phone: (212)
         Fax:   (212)

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective, if to the Underwriter, when deposited in the mails, if to the Issuer, five days after deposited in the mails, and if to the Escrow Agent shall not be effective until received. Notices of changes of address shall not be effective until received.

         13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


PATHFINDER BUSINESS                              CONTINENTAL STOCK
RESOURCES, INC.                                  TRANSFER & TRUST COMPANY

By:___________________________                   By:___________________________
   Nicholas J. Seccafico, Jr.                       STEVEN NELSON, President
   President

CREATIVE CAPITAL MANAGEMENT CORP.

By:___________________________
     (authorized officer)

                       ESCROW AGREEMENT INFORMATION SHEET

         1.       The Issuer

                  Name:     Pathfinder Business Resources, Inc.
                  Address:  33 Eleventh Avenue
                            Huntington Station, New York 11746

                  State of incorporation or organization: New York

         2.       The Underwriter

                  Name:     Creative Capital management Corp.
                  Address:  595 Route 25A
                            Suite 1C
                            Miller Place, NY 11764

         3.       The Securities
                  Description of the Securities to be offered:
                  Shares of Common Stock.

                  Offering price per share: $2.50 per Share.

         4. Minimum Amount Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer ("Minimum Dollar Amount") $250,000.

                  Total amount of securities which must be subscribed for before the Escrow Account may be disbursed to the Issuer ("Minimum Securities Amount"): 100,000 Shares of Common Stock.

                  Maximum Amount - The maximum number of Shares to be sold is 300,000 Shares and the maximum dollar amount is $750,000.

         5.       Plan of Distribution of the Securities
                  Offering Period: From the date of the Prospectus until ________, 2000
                  Extension Period, if any: _________, 2000 through _________, 2001
                  Collection Period, if any: 10 business days

         6.       Title of Bank Account:
                  Continental Stock Transfer & Trust Company, Escrow Agent f/b/o Pathfinder Business Resources, Inc.

         7.       Escrow Agent
                  Continental Stock Transfer & Trust Company
                  Two Broadway, 19th Floor
                  New York, NY  10004

         8.       Escrow Agent Fees
                  $750.00 upon execution of this Agreement and $750.00 upon the distribution of funds at closing. All other fees will be mutually agreed upon by the Issuer and the Escrow Agent.

         9.       Federal I.D. No.
                  11-3521230